Exhibit 99.1

Nukkleus Inc. Provides Updates on Acquisitions and Outlines Its 2026 Growth Strategy

Current portfolio estimated to generate revenues of $20-22 million in 2026

NEW YORK, NY and TEL AVIV, Israel – January 22, 2026 – Nukkleus Inc. (NASDAQ: NUKK) (“Nukkleus” or the “Company”), a strategic acquirer and developer of high-potential businesses in the aerospace and defense industry, today issued a letter to its shareholders from Menny Shalom, the Company’s Chief Executive Officer.

Dear shareholders:

2025 has been a transformational year for Nukkleus, defined by the strategic execution of our M&A strategy, and a clear focus on building a stronger foundation for the future. As of the date of this letter, we are proud to have completed multiple strategic acquisitions, entered into several key partnership agreements, and made significant investments, each thoughtfully aligned with our core mission, growth priorities, and unwavering commitment to the aerospace and defense missions we support.

We continue to operate within one of the largest and most resilient end markets globally. The Trump administration proposed that U.S. military and broader national security spending for the upcoming fiscal year could reach $1.5 trillion, and reflects sustained bipartisan emphasis on defense readiness, modernization, and strategic deterrence. Additionally, increased investment across NATO members, Indo-Pacific allies, and other partner countries is driving sustained demand for advanced aerospace, defense, and mission-critical technologies on a global scale.

Nukkleus is positioning its portfolio to benefit from this enduring demand environment. Our acquisitions and partnerships prioritize businesses with proven revenue and opportunities for operational and financial synergies. Our current portfolio of acquired companies is estimated to generate revenues of $20-22 million for 2026. We expect to complete additional acquisitions which would further grow our revenues substantially.

Specifically, acquisitions completed thus far include:

-	Star 26 Capital, Inc., a defense-focused acquisition company that owns:

○	100% of B. Rimon Agencies Ltd., a developer and manufacturer of generators, lighting solutions, hybrid systems, trailers, and sampling vehicles and a supplier of generators for the “iron dome” launcher system.

○	A majority interest in Water.IO Ltd., a company developing smart hydration technology.

○	Zorronet Ltd., a developer of autonomous security operations and situational awareness platforms capable of simulating human judgment and decision-making for perimeter security.

○	A convertible loan issued to ITS Industrial Techno-logic Solutions (“ITS”), a provider of fully integrated electro-mechanical machinery, assembly lines, and custom motion systems. ITS owns Positech, a developer of custom high-precision motion-control systems for defense application – including radars, robotic fire units and anti-drone platforms. We expect to be able to convert this loan into 51% equity stake of the companies with no additional cash commitment by our Company.

-	Nimbus Drones Technologies (wholly-owned subsidiary), an Israeli-based unmanned aircraft vehicles revenue generating company. This acquisition underscores Nukkleus’ ongoing commitment to expanding its platform through targeted acquisitions in the drones and unmanned sectors.

-	Tiltan Software Engineering Ltd. (wholly-owned subsidiary), a leading Israeli revenue generating defense technology company with over 30 years of experience, currently focused on AI-driven simulation, synthetic data generation, 3D visualization, and GPS-denied navigation. The company serves Israel Aerospace Industries, Elbit Systems, Rafael Advanced Defense Systems, and military organizations worldwide.

These acquisitions were not pursued for scale alone. Together, these acquisitions advance Nukkleus’ mission to build an integrated ecosystem of defense technologies and solutions, designed to address increasingly complex, multi-domain operational requirements. By combining complementary capabilities across platforms, sensors, software, communications, and data, the Company is creating a scalable and interoperable technology portfolio designed to support end-to-end mission needs. This ecosystem approach enables tighter integration between hardware and software and positions the Company to deliver more comprehensive, resilient solutions to defense, government, and aerospace customers.

Moving on to strategic partnerships, joint ventures and investments, we have signed:

-	An exclusive three-year United States distribution agreement with BladeRanger Ltd. (TASE: BLRN) (“BladeRanger”), a publicly traded Israeli innovator in advanced drone payload systems for defense, homeland security, and solar applications.

-	A joint venture agreement with Mandragola Ltd. (“Mandragola”), a leading Israeli business development and investment company specializing in advanced technologies and strategic partnerships, focused on commercial and defense-oriented infrastructure modernization. As part of the JV the two companies will seek aircrafts modernizations projects in EU.

Finally, Nukkleus, is the majority owner of SC II Acquisition Corp. (Nasdaq: SCIIU) SPAC sponsor, where it holds approximately 5 million Sponsor Units following SCIIU’s $172.5 million initial public offering completed in December 2025.

Nukkleus Strategic Outlook for 2026

Looking ahead, Nukkleus is focused on three priorities: (i) scaling our recently acquired buinesses, (ii) driving organic growth across our expanded platform, and (iii) consistently delivering the operational reliability our customers expect. We will continue to maintain disciplined capital allocation and carefully evaluate future opportunities, both organic and inorganic, that align with our mission, values, and long-term strategy.

Building on the strong acquisition momentum achieved in 2025, Nukkleus will continue a disciplined, thesis driven acquisition approach through 2026. We are building a portfolio that is focused on five core layers of the value chain: foundational manufacturing, platform systems, tactical technologies, and software and integration capabilities.

Our current acquisition pipeline includes…

-	Over 400 identified targets across the U.S., Israel, and Europe: Tier-2 and Tier-3 manufacturers with mature operations, strong customer relationships, and robust order backlogs, often capacity-and resource-constrained rather than demand-constrained, allowing us to drive value through working capital, capacity expansion, and professional growth support.

-	Typically generating $10 million to $150 million in annual revenue, profitable or with a clear path to profitability.

-	Operating in strategically prioritized clusters: Drones and autonomous vehicles, manufacturing and industrial processing, tactical robotic platforms, counter-drone systems, and AI software and system integration, aiming to create a vertically and horizontally integrated ecosystem capable of delivering interoperable, mission-critical solutions to defense, government, and aerospace customers.

We believe this disciplined approach enhances earnings power, supports prudent capital deployment, and positions the company to deliver attractive, risk-adjusted returns for shareholders over the long term.

As we execute this strategy, I want to personally thank our employees, partners, and stakeholders for their continued dedication and trust. Together, we are building not just a company, but a resilient, mission-driven aerospace and defense ecosystem poised for long-term success.

Thank you

Menny Shalom

CEO of Nukkleus

About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the U.S., Israel, and Europe. Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers, supporting dual-use innovation and resilient supply chains.

The Company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms.

Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Statements relating to the future performance of Nukkleus are subject to many factors including but not limited to: the Company’s ability to successfully integrate Star 26 and its other acquisitions to realize the anticipated benefits of the acquisitions; the sufficiency of working capital to realize our business plans and strategic opportunities, including the acquisition of additional companies that are synergistic to the Company; the going concern qualification in our financial statements; our ability to penetrate new intended markets; the Company’s ability to retain key personnel; market acceptance of our products and services; changes in the defense industry and government spending; geopolitical risks; competition; the Company’s ability to access capital markets; and general economic conditions.

Risk factors described under “Risk Factors” in Nukkleus’ most recently filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Investor Relations Contact:

The Equity Group Inc.

Lena Cati

lcati@equityny.com

+1 (212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

+1 (212) 836-9633

Company Contact:

Nukkleus Inc.

575 Fifth Avenue, 14th Floor

New York, New York 10017

info@nukk.com

+1 (212) 791-4663

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